CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment to Registration Statement No. 333-290486 on Form N-2 of our report dated April 10, 2026, relating to the financial statements of Alger Next Gen Growth Fund appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

April 23, 2026